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                                    EXHIBIT 5.1



                                             Michael J. Sullivan, Esq.
                                             DIRECT: (650) 843-5265
                                             INTERNET: sullivanmj@cooley.com



August 28, 1998




FVC.COM, INC.
3393 Octavius Drive, Suite 102
Santa Clara, CA  95054


Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by FVC.COM, INC. (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission covering the offering of an aggregate of 20,582 shares of the Company's Common Stock, $.001 par value (the "Shares"), issuable upon exercise of options originally granted by ICAST CORPORATION ("ICAST"), a wholly owned subsidiary of the Company, under the ICAST 1996 Stock Option Plan (the "Plan").

In connection with this opinion, we have examined the Registration Statement and related Prospectus, your Amended and Restated Certificate of Incorporation and Bylaws and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold and issued in accordance with the Plan, the Registration Statement and the related Prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

Cooley Godward LLP




By: /s/ MICHAEL J. SULLIVAN
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     Michael J. Sullivan